Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com

Public Relations Alane Moran (206) 272-6850 a.moran@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2003 Earnings
Quarterly revenue up 8 percent from prior quarter and 17 percent year-over-year reflects continued strengthening of the company’s core business

SEATTLE, WA — October 29, 2003 — F5 Networks, Inc. (NASDAQ: FFIV) today announced net revenue of $31.6 million for the fourth quarter of fiscal 2003, up 8 percent from $29.2 million in the prior quarter and 17 percent from $27.1 million in the fourth quarter of fiscal 2002. Fourth quarter net income was $1.4 million ($0.05 per share) compared to net income of $1.4 million ($0.05 per share) in the third quarter and a net loss of $423,000 ($0.02 per share) in the fourth quarter a year ago. Both net revenue and income for the quarter exceeded the target ranges ($0.02 to $0.03 per share on revenue of $29.5 million to $30.5 million) set by management in the company’s July 23rd earnings release.

For fiscal 2003, the company had net income of $4.1 million ($0.14 per diluted share) on record annual net revenue of $115.9 million compared to a fiscal 2002 net loss of $8.6 million ($0.34 per share) on net revenue of $108.3 million.

F5 president and chief executive officer John McAdam said the company’s top-line growth was a result of continued strengthening in its core business, augmented by initial sales of its recently acquired FirePass SSL VPN products. “During the quarter, overall product and service revenue grew 8 percent and 9 percent respectively from the prior quarter, while gross margin held steady at 77 percent of revenue. Sales were up across all product categories, with systems and software representing 68 percent and 5 percent of revenue respectively. Switch sales represented 67 percent of systems revenue.”

On a regional basis, McAdam said Japan and North America drove the company’s net revenue growth in Q4. “Japanese sales rebounded from the seasonally slow June quarter that marks the beginning of Japan’s fiscal year. In North America, we continued to see the strengthening in product sales and service revenue that has characterized the last two quarters.

F5 Networks Announces Fourth Quarter and Fiscal 2003 Earnings

“A key factor in the strong growth of North American sales was the increasing contribution of our sales channels. In addition, our focus on major accounts and our investments in our iControl partnership program also continued to pay dividends. Sales to new and existing major accounts were up sequentially in dollars and as a percent of total revenue in Q4. Sales involving one or more iControl partners — principally Microsoft, BEA, Oracle, and IBM (Websphere) — were also up sequentially and represented a growing percentage of quarterly revenue,” McAdam said.

Along with its strong operating results, the company’s balance sheet continued to improve during the fourth quarter. After spending $27.4 million to acquire substantially all of the assets of uRoam in July, F5 ended the year with $79 million in cash, cash equivalents and investments. Operating cash flow of $5.6 million in Q4 reflected days sales outstanding (DSOs) of 55 days.

Based on the company’s strong Q4 results and the strength of the current sales pipeline, McAdam said he expects to see continued revenue growth in the first quarter of fiscal 2004 and into the next calendar year. For the first quarter of fiscal 2004, ending December 31, 2003, McAdam said the company has set a net revenue target of $32 million to $34 million, with net income in the range of $0.06 to $0.08 per share.

About F5 Networks

F5 Networks keeps IP-based traffic flowing and business information always available to any user from any device, anywhere in the world. Our products ensure secure and reliable access to servers and the applications that run on them. F5 also provides tools to automate communications between applications and the network, eliminating tedious, manual processes.

As the pioneers of intelligent load balancing, F5’s continued innovations help businesses optimize and protect their IT investments. Our mission is to ensure the availability, scalability, performance, and security of IT resources that enterprises require to successfully do business. The company is headquartered in Seattle, Washington with offices worldwide. For more information go to http://www.f5.com.

Forward Looking Statements

Statements in this press release concerning the revenue, earnings and net income targets for the first quarter of fiscal 2004 and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of F5, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-

F5 Networks Announces Fourth Quarter and Fiscal 2003 Earnings

looking statements. Such factors include, among others: the successful integration of uRoam’s products with F5’s products, the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain or develop distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in the international markets and the unpredictability of F5’s sales cycle. F5 has no duty to update any guidance provided. More information about potential risk factors that could affect F5’s business and financial results is included in F5’s annual report on Form 10-K for the fiscal year ended September 30, 2002, and other public filings with the Securities and Exchange Commission.

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F5 Networks, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	September 30,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$10,351	$20,801
Investments	34,527	59,532
Accounts receivable, net of allowances of $3,049 and $5,452	19,325	20,404
Inventories	762	349
Other current assets	4,779	4,713

Total current assets	69,744	105,799

Restricted cash	6,000	6,000
Property and equipment, net	10,079	12,211
Investments	34,132	1,346
Goodwill	24,188	—
Other assets, net	4,030	933

Total assets	$148,173	$126,289

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,714	$3,685
Accrued liabilities	13,148	13,546
Deferred revenue	19,147	14,058

Total current liabilities	36,009	31,289

Other long-term liabilities	1,584	1,315
Deferred tax liability	151	—

Total long-term liabilities	1,735	1,315

Commitments and contingencies:
Shareholders’ equity :
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized 27,403 and 25,730 shares issued and outstanding	141,709	128,876
Unearned compensation	(10)	(93)
Accumulated other comprehensive income	195	454
Accumulated deficit	(31,465)	(35,552)

Total shareholders’ equity	110,429	93,685

Total liabilities and shareholders’ equity	$148,173	$126,289

F5 Networks, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	September 30,		September 30,

	2003	2002	2003	2002

Net revenues:
Product	$23,048	$20,376	$84,197	$82,566
Service	8,585	6,699	31,698	25,700

Total net revenues	31,633	27,075	$115,895	108,266

Cost of net revenues:
Product	5,086	4,046	17,837	20,241
Service	2,342	2,360	9,068	10,238

Total cost of net revenues	7,428	6,406	26,905	30,479

Gross profit	24,205	20,669	88,990	77,787

Operating expenses:
Sales and marketing	14,045	13,062	53,458	50,581
Research and development	5,155	4,312	19,246	17,985
General and administrative	2,964	3,427	12,014	15,045
Restructuring charges	—	503	—	3,274
Amortization of unearned compensation	6	90	83	443

Total operating expenses	22,170	21,394	84,801	87,328

Income (loss) from operations	2,035	(725)	4,189	(9,541)
Other income (expense), net	(375)	355	751	1,420

Income (loss) before income taxes	1,660	(370)	4,940	(8,121)
Provision for income taxes	307	53	853	489

Net income (loss)	$1,353	$(423)	$4,087	$(8,610)

Net income (loss) per share — basic	$0.05	$(0.02)	$0.15	$(0.34)

Weighted average shares — basic	27,125	25,670	26,453	25,323

Net income (loss) per share — diluted	$0.05	$(0.02)	$0.14	$(0.34)

Weighted average shares — diluted	29,521	25,670	28,220	25,323